Exhibit 21.1

List of Subsidiaries of First Busey Corporation

Direct:

Busey Bank

Busey Wealth Management, Inc.

First Busey Statutory Trust II

First Busey Statutory Trust III

First Busey Statutory Trust IV

Millenium Properties, Inc.

Indirect:

Busey Trust Company, Inc.

Busey Capital Management, Inc.

Echo Holdings I, LLC

Echo Holdings II, LLC

Echo Holdings III, LLC

Echo Properties I, LLC

Echo Properties II, LLC

Echo Properties III, LLC

Echo Properties IV, LLC

Echo Properties V, LLC

Echo Properties VI, LLC

Echo Properties VII, LLC

Echo Properties VIII, LLC

Echo Properties IX, LLC

Echo Properties X, LLC

Echo Properties XI, LLC

Echo Properties XII, LLC

Echo Properties XIII, LLC

Echo Resources LLC

FirsTech, Inc.